Exhibit 10.6

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (as it may be amended, restated or modified from time to time and including the Acknowledgement attached hereto, the “Security Agreement”) is entered into as of July 1, 2025 by and among (i) DDC Enterprise Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Company”), (ii) DDC OpenStudio Limited, an exempted company incorporated with limited liability under the laws of the Cayman Islands (“DDC OpenStudio”), (iii) Perfect Foods Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands (“Perfect Foods” and, together with DDC OpenStudio, the “Cayman Subsidiaries” and each, a “Cayman Subsidiary”), (iv) DDC US Inc., a Delaware corporation (“DDC US”), (v) Grand Leader Technology Limited, a Hong Kong limited company (“Grand Leader”) and, together with DDC OpenStudio, Perfect Foods and DDC US, the “Subsidiary Guarantors” and each, a “Subsidiary Guarantor”) (the Company and the Subsidiary Guarantors collectively, the “Pledgors”) and (vi) Anson Investments Master Fund L.P., a Cayman Islands exempted limited partnership at all times acting through its general partner, AIMF GP LLC, a Texas limited liability company registered as a foreign company in the Cayman Islands as collateral agent for the Purchasers from time to time party to the Securities Purchase Agreement (as defined below) (in such capacity, the “Secured Party”).

RECITALS

WHEREAS, pursuant to the Securities Purchase Agreement dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Securities Purchase Agreement”), among Company, each Purchaser from time to time party thereto, and Secured Party, as Agent, the Purchasers have agreed to purchase from Company securities of Company upon the terms and subject to the conditions set forth therein;

WHEREAS, in connection with the Securities Purchase Agreement, each Subsidiary Guarantor is entering into that Subsidiary Guarantee dated the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Subsidiary Guarantee”) pursuant to which the Subsidiary Guarantors guarantee the payment and performance of the Company’s obligations under the Securities Purchase Agreement; and

WHEREAS, under the Securities Purchase Agreement, it is a condition precedent to the obligation of the Purchasers to purchase the securities of the Company that each Pledgor grants a security interest in the Collateral (as hereinafter defined) of such Pledgor to the Secured Party for the benefit of the Purchasers.

NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. DEFINITIONS.

1.1 Reference to Security Agreement. Unless otherwise specified, all references herein to Articles, Sections, Recitals, and Schedules refer to Articles and Sections of, and Recitals and Schedules to, this Security Agreement. All Schedules include amendments and supplements thereto from time to time.

1.2 Principles of Construction. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neutral, as the context indicates is appropriate. Whenever the words “include,” “includes” or “including” are used in this Security Agreement, they shall be deemed to be followed by the words “without limitation”. All references to agreements and other contractual instruments shall be deemed to include subsequent amendments, permitted assignments and other modifications thereto, but only to the extent such amendments, assignments and other modifications are not prohibited by the terms of any Transaction Document. Furthermore, any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing, or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, or supplemented from time to time. References to a Cayman Islands exempted limited partnership taking any action, having any power or authority or owning, holding or dealing with any asset are to such partnership acting through its general partner (or, as the case may be, such general partner’s ultimate general partner).

1.3 Definitions. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either the Securities Purchase Agreement or the UCC (as defined herein) is used in this Security Agreement with the same meaning; provided that if the definition given to such term in the Securities Purchase Agreement conflicts with the definition given to such term in the UCC, the Securities Purchase Agreement definition shall control to the extent legally allowable. As used herein, the following terms have the meanings indicated:

“Cayman Shares” has the meaning set forth in Section 3.5(e).

“Cayman Subsidiaries” has the meaning set forth in the introductory paragraph, and “Cayman Subsidiary” means any one of the Cayman Subsidiaries.

“Collateral” has the meaning set forth in Section 2.1(a).

“Debtor Relief Laws” means the United States Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, winding up, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Deposit Account” and “Cash Collateral Account” means any “deposit account”, as such term is defined in Section 9.102(a)(29) of the UCC, including those deposit accounts identified on Schedule 2A, and any account which is a replacement or substitute for any of such accounts, together with all monies, funds, instruments, certificates, checks, drafts, wire transfer receipts, and other property deposited therein and all balances therein, including all deposit accounts listed on Schedule 2A; provided, for purposes of Section 4.9 of the Securities Purchase Agreement, Cash Collateral Account means the deposit account maintained by the Company at BitGo Trust Company. Inc., including, the subaccount thereof at Customers Bank.

“Digital Asset Account” means any digital asset account, and all sub-accounts thereof, including all such accounts listed on Schedule 2C.

“Event of Default” has the meaning set forth in the Notes.

“Excluded Collateral” has the meaning set forth in Section 2.1(a).

“Subsidiary Guarantee” has the meaning set forth in the Recitals.

“Pledged Entity” means each of the entities listed as a “Pledged Entity” on Schedule 1 hereto.

“Pledged Equity Interests” means, with respect to each Pledgor, all equity interests in all Pledged Entities, including all economic and non-economic, and all voting and non-voting interests.

“Pledgors” has the meaning set forth in the introductory paragraph, and “Pledgor” means any one of the Pledgors.

“Proceeds” means any “proceeds,” as such term is defined in Section 9-102(a)(64) of the UCC and, in any event, shall include, but not be limited to, (a) any and all proceeds of any insurance, indemnity, warranty, or Subsidiary Guarantee payable to a Pledgor from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable to a Pledgor from time to time in connection with any requisition, confiscation, condemnation, seizure, or forfeiture of all or any part of the Collateral by any governmental authority (or any Person acting under color of governmental authority), and (c) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

“Secured Obligations” means:

(a) all obligations under any Transaction Document owed to Secured Party and the Purchasers, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising;

(b) all “Guaranteed Obligations” as defined under the Subsidiary Guarantee;

(c) all reasonable and documented out-of-pocket costs and expenses, including all reasonable and documented attorneys’ fees and legal expenses, incurred by Secured Party and Purchasers to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Security Agreement or any rights under the other Transaction Document;

(d) the obligation to reimburse any amount that Secured Party or a Purchaser (in its sole and absolute discretion) elects to pay or advance pursuant to and in accordance with the terms of the Transaction Documents on behalf of any Pledgor following the occurrence and during the continuation of any Event of Default under the Notes;

(e) all amounts owed under any extension, renewal, or modification of any of the foregoing; and

(f) any of the foregoing that arises after the filing of a petition by or against any Pledgor under any Debtor Relief Law, even if the obligations due do not accrue because of the automatic stay under such Debtor Relief Law or otherwise;

in each case with respect to clauses (a) through (f) above, whether or not (i) such Secured Obligations arise or accrue before or after the filing by or against any Pledgor of a petition under any Debtor Relief Law, or any similar filing by or against any Pledgor under the laws of any jurisdiction, or any bankruptcy, insolvency, receivership, judicial management or other similar proceeding, (ii) such Secured Obligations are allowable under any Debtor Relief Law or under any other insolvency proceedings, (iii) the right of payment in respect of such Secured Obligations is reduced to judgment, or (iv) such Secured Obligations are liquidated, unliquidated, similar, dissimilar, related, unrelated, direct, indirect, fixed, contingent, primary, secondary, joint, several, or joint and several, matured, disputed, undisputed, legal, equitable, secured, or unsecured.

“Secured Parties” means each Purchaser, Agent, and their successors and permitted assignees under the Transaction Documents.

“Secured Party” has the meaning specified in the preamble hereto.

“Securities Account” means any “securities account”, as such term is defined in Section 8-501(a) of the UCC, and all sub-accounts thereof, including all securities accounts listed on Schedule 2B.

“Securities Purchase Agreement” has the meaning set forth in the Recitals.

“Security Period” has the meaning set forth in Section 3.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the Secured Party’s security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, then the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction or jurisdictions for purposes of the provisions hereof relating to perfection or priority and for purposes of definitions related to such provisions.

2. GRANT OF SECURITY INTEREST.

2.1 Security Interest. To secure the prompt and complete payment and performance of the Secured Obligations when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under any Debtor Relief Law), each Pledgor hereby grants to Secured Party for the benefit of Secured Parties a continuing security interest in, a Lien upon, and a right of set off against, and hereby pledge and assign to Secured Party for the benefit of Secured Parties, such Pledgor’s rights, title and interest in all of the following assets of such Pledgors, whether now owned or hereafter acquired (collectively with respect to all Pledgors, the “Collateral” (which for the avoidance of doubt shall expressly exclude the Excluded Collateral):

(a) Company hereby grants to Secured Party for the benefit of Secured Parties a Lien on all assets of Company, including, without limitation:

(i) all Pledged Equity Interest listed on Schedule 1 attached hereto;

(ii) all Deposit Accounts, all Securities Accounts and all Digital Asset Accounts (including, without limitation, the account(s) listed on Schedule 2 attached hereto), and any money, cash, cash equivalents, securities, commodity contracts, general intangibles, investment property, financial assets, digital assets, cryptocurrency, controllable accounts, controllable electronic records, controllable payment intangibles, electronic chattel paper, electronic documents and electronic money, free credit balances and other property which may from time to time be deposited, credited, held or carried in any such accounts; and

(iii) all accounts, chattel paper, commercial tort claims, documents, general intangibles (including all distributions from its Subsidiaries), goods, instruments, investment property, financial assets, digital assets, cryptocurrency, controllable accounts, controllable electronic records, controllable payment intangibles, electronic chattel paper, electronic documents and electronic money, and all other personal property, and to the extent not otherwise included above;

(b) DDC OpenStudio hereby grants to Secured Party for the benefit of Secured Parties a Lien on all Pledged Equity Interests owned by DDC OpenStudio listed on Schedule 1 attached hereto.

(c) Perfect Foods hereby grants to Secured Party for the benefit of Secured Parties a Lien on all Pledged Equity Interests owned by Perfect Foods listed on Schedule 1 attached hereto;

(d) Grand Leader hereby grants to Secured Party for the benefit of Secured Parties a Lien on all Pledged Equity Interests owned by Grand Leader listed on Schedule 1 attached hereto;

(e) DDC US hereby grants to Secured Party for the benefit of Secured Parties a Lien on (i) all Pledged Equity Interests owned by DDC US listed on Schedule 1 attached hereto, and (ii) the account(s) listed on Schedule 2 attached hereto in the name of DDC US (including any sub-account and successor account), together with all of DDC US’s right, title, and interest (whether now existing or hereinafter created or arising) in and to such account, all sums now or at any time hereafter on deposit therein, credited thereto, or payable thereon, all proceeds and products thereof, and all instruments, documents, certificates and other writings evidencing such account; and

(f) in each case of the foregoing (a) to (e), all Proceeds of the foregoing.

Notwithstanding the foregoing or any other provision of this Security Agreement, no Pledgor shall pledge, and the Collateral shall not include, (i) Equipment or other property owned by any Pledgor on the date hereof or hereafter acquired that is subject to a Lien securing capitalized leases and purchase money indebtedness permitted to be incurred pursuant to the Transaction Documents to the extent and for so long as the documentation providing for such capitalized leases and purchase money indebtedness prohibits the creation of a Lien on such assets (other than to the extent that any such term or prohibition would be rendered ineffective after giving effect to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, (ii) any United States intent-to-use trademark applications to the extent that the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable Federal law, and (iii) assets and property to the extent such assets and property are subject to a term or a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than such Pledgor) to, the creation, attachment or perfection of the security interest granted herein, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC); provided, that with respect to any such limitation described in the foregoing clauses (i) and (iii) (1) upon the request of Secured Party, such Pledgor shall use commercially reasonable efforts to obtain any requisite consent for the creation of such Lien in favor of Secured Party on such property, (2) immediately upon the ineffectiveness, lapse or termination of any such restriction, the Collateral shall include, and such Pledgor shall be deemed to have granted a Lien on such property under the applicable Transaction Documents as if such restriction had never been in effect; and (3) notwithstanding any such restriction, the Collateral shall, to the extent such restriction does not by its terms apply thereto and such rights and proceeds do not otherwise constitute Excluded Collateral, include all rights incident or appurtenant to any such property, and the right to receive all proceeds derived from, or in connection with the sale, assignment or transfer of, such property (collectively, “Excluded Collateral”). To Company’s knowledge, no Collateral hereunder is subject to any limitation described in clauses (i) through (iii) above, except as disclosed on Schedule 3.

2.2 Pledgors Remain Liable. Notwithstanding anything to the contrary contained herein, (a) each Pledgor shall remain liable under the documents, contracts and agreements included in the Collateral or by which the Collateral is governed to the extent set forth therein to perform all of its respective duties and Secured Obligations thereunder to the same extent as if this Security Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release any Pledgor from any of its duties or Secured Obligations under the documents, contracts and agreements included in the Collateral or by which the Collateral is governed, and (c) Secured Party shall not have any obligation or liability under any of the documents, contracts and agreements included in the Collateral or by which the Collateral is governed by reason of this Security Agreement, nor shall Secured Party be obligated to perform any of the Secured Obligations or duties of any Pledgor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

2.3 Authorization to File Financing Statements. Each Pledgor hereby irrevocably authorizes Secured Party at any time and from time to time to file any initial financing statements and amendments thereto, in each case to the extent necessary or advisable to perfect the Secured Party’s security interest in the Collateral under the UCC. Each Pledgor agrees to furnish to Secured Party promptly upon request any information that is necessary in order for Secured Party to prepare such financing statements or amendments.

2.4 Delivery of the Collateral. Each applicable Pledgor hereby agrees that:

(a) such Pledgor shall deliver to Secured Party, promptly upon the receipt thereof by or on behalf of such Pledgor, all other certificates and instruments constituting Collateral of such Pledgor. Prior to delivery to Secured Party, all such certificates and instruments constituting Collateral of such Pledgor shall be held in trust by such Pledgor for the benefit of Secured Party pursuant hereto. All such certificates shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, in a form acceptable to Secured Party.

(b) if such Pledgor shall receive by virtue of its being or having been the owner of any Collateral, any certificate constituting Collateral, including any certificate representing a dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of equity interests, split, spin-off or split-off, promissory notes or other instruments, then such Pledgor shall receive such certificate or instrument in trust for the benefit of Secured Party, shall segregate it from such Pledgor’s other property and shall deliver it forthwith to Secured Party in the exact form received to be held by Secured Party as Collateral and as further collateral security for the Secured Obligations; and

(c) such Pledgor shall deliver, or cause to be delivered, to Secured Party promptly following (subject to Section 4.2(a)) the issue of any further equity interests of a Pledged Entity that are represented by a certificate, such of the items listed in Section 2.4(a) or Section 2.4(b) as Secured Party may reasonably request in respect of such new equity interests.

3. REPRESENTATIONS AND WARRANTIES. In addition to, and not in limitation of the representations and warranties and covenants of each Pledgor in the Securities Purchase Agreement, from and after the date of this Security Agreement and until the termination of this Security Agreement (the “Security Period”), each Pledgor represents and warrants and covenants and agrees with the Secured Party as follows:

3.1 Title; Authorization; Enforceability; Perfection. (a) Each Pledgor is the absolute sole legal and beneficial owner of, and has good and valid rights in and title to, the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full power and authority to grant to Secured Party the security interest in such Collateral; (b) the execution and delivery by each Pledgor of this Security Agreement has been duly authorized, and this Security Agreement constitutes a legal, valid and binding obligation of such Pledgor and creates a security interest enforceable against such Pledgor in all now owned and hereafter acquired Collateral; (c)(i) upon the filing of all UCC financing statements naming each Pledgor as “debtor” and Secured Party as “secured party” and describing the Collateral in the filing offices set forth opposite such Pledgor’s name on Schedule 1 hereof, and (ii) upon execution of a control agreement establishing Secured Party’s Control with respect to any Deposit Account, Securities Account or Digital Asset Account, the security interests granted by such Pledgor hereunder over the Collateral held by such Pledgor will constitute first priority perfected security interests, subject only to Permitted Liens; (d) each Pledgor has and will at all times have the necessary capacity, power and authority to enter into and perform its obligations under this Security Agreement; and (e) each Pledgor has received direct or indirect benefit from the transactions contemplated by the Transaction Documents and that the grant of security interest in the Collateral hereunder was a condition to obligation of the Purchasers to purchase the securities of the Company.

3.2 Pledgor Information.

(a) Each Pledgor’s exact legal name, jurisdiction of formation, organization or registration, and type of entity are as set forth on Schedule 1, which is true, correct and complete.

(b) Each Pledgor is duly incorporated, formed, organized or registered (as applicable) and validly existing under the law of its country of incorporation, formation, organization or registration.

3.3 No Financing Statements or Control Agreements. Other than the financing statements and control agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Permitted Liens.

3.4 Collateral.

(a) Schedule 1 accurately lists all Pledged Equity Interests. Schedule 2 accurately lists all Securities Accounts, all Deposit Accounts and all Digital Asset Accounts in which any Pledgor has any right, title, or interest as of the date of this Security Agreement.

(b) All information supplied by any Pledgor to Secured Party with respect to any of the Collateral (in each case taken as a whole with respect to any particular Collateral) is true, correct, and complete in all material respects.

3.5 Pledged Equity Interests.

(a) Each Pledgor is the record, legal and beneficial owner of the Pledged Equity Interests owned by it free of all Liens, rights or claims of other persons other than Permitted Liens, and there are no outstanding warrants, options, pre-emption rights or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or any other agreement that requires the issuance, transfer or sale to any person of, any Pledged Equity Interests or other equity interests in any Pledged Entity.

(b) No authorization, license, approval, consent of, or notice to, any other person (including any director, any general or limited partner, any member of a limited liability company, any shareholder or any trust beneficiary), that has not been obtained, is necessary or desirable in connection with the creation, perfection or first priority status of the security interest of Secured Party in any Pledged Equity Interests or the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the exercise of remedies in respect thereof, other than, with respect to the Pledged Equity Interests, the consent set forth in Section 4.2(c).

(c) The entry into and performance by the Company of this Security Agreement does not violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any agreement, contract or other undertaking to which the Company is a party or which is binding upon the Company or any of its assets.

(d) Company has not taken any action, nor have legal proceedings been started against it, for winding up, dissolution, reorganization, the enforcement of any security interest over its assets, or the appointment of a liquidator, receiver, administrative receiver, administrator, trustee or similar officer of it or of any or all of its assets.

(e) All of the issued and outstanding shares in the share capital of each of the Cayman Subsidiaries (the “Cayman Shares”) are freely transferrable on the books of such Cayman Subsidiaries and no consents or approvals are required in order to register a transfer of such Cayman Shares except for those consents or approvals that have been obtained.

(f) Company has complied with any and all requests from the Cayman Subsidiaries and their respective corporate services providers which maintain their registered offices for particulars of the beneficial ownership of the relevant Pledged Equity Interests, so as to permit the Cayman Subsidiaries to maintain at their respective registered offices an up to date register of beneficial ownership in accordance with the Beneficial Ownership Transparency Act (as revised) of the Cayman Islands and the Beneficial Ownership Transparency Regulations (as revised) of the Cayman Islands.

(g) The Cayman Shares are not issued with any preferred, deferred or other special rights or restrictions whether in regard to dividends, voting, return of any amount paid on account of shares or otherwise which are not expressly set out in the memoranda and articles of association of the Cayman Subsidiaries.

(h) Company has not received from the Cayman Subsidiaries or their respective corporate services providers any restrictions notice relating to the Cayman Shares or any of them in respect of any registrable person whose particulars are missing with respect to such interests.

(i) Company has not taken any action whereby the rights attaching to the Cayman Shares are altered or diluted save to the extent that such alteration or dilution is expressly permitted under this Security Agreement.

4. COVENANTS. From the date of this Security Agreement, and thereafter until this Security Agreement is terminated:

4.1 General.

(a) Schedules. Each Pledgor shall promptly update any Schedules if any information therein shall become inaccurate or incomplete. The failure of property descriptions to be accurate or complete on any Schedule shall not impair Secured Party’s security interest in such property.

(b) Financing Statements and Other Actions; Defense of Title. Each Pledgor will deliver to Secured Party all financing statements and execute and deliver control agreements and other documents and take such other actions as may from time to time be requested by Secured Party in the exercise of its commercially reasonable discretion in order to maintain a first priority perfected security interest in the Collateral, subject only to Permitted Liens. Each Pledgor will take any and all actions necessary to give effect to the security intended to be created under or evidenced by this Security Agreement, to defend title to the Collateral against all persons and to defend the security interest of Secured Party in the Collateral and the priority thereof against any Lien not expressly permitted hereunder.

(c) Change in Location, Jurisdiction of Organization or Name. No Pledgor will change its name, jurisdiction of organization or incorporation or organizational structure or entity type, unless such Pledgor shall have given Secured Party not less than five (5) Business Days’ prior written notice thereof and has taken all actions required in order to ensure that Secured Party’s first priority security interest, subject only to Permitted Liens, continues in effect.

(d) Other Financing Statements. No Pledgor will authorize any other financing statement naming it as debtor covering all or any portion of the Collateral or the Pledged Equity Interests, except with respect to Permitted Liens.

4.2 Pledged Equity Interests.

(a) No Modification of Rights and Obligation. Without the prior written consent of Required Holders, no Pledgor shall vote to enable or take any other action to (whether in its capacity as a partner, member, general partner, managing member, manager, shareholder, issuer, or otherwise): (i) amend or terminate any partnership agreement, limited liability company agreement, certificate of incorporation, by-laws, memorandum of association, articles of association or other constitutional or organizational documents in any way that adversely affects the validity, perfection or priority of Secured Party’s security interest; (ii) permit any issuer of any Pledged Equity Interest to dispose of all or a material portion of its assets to the extent that such disposition would violate the terms of the Securities Purchase Agreement; or (iii) waive any default under or breach of any terms of any constitutional or organizational document relating to the issuer of any Pledged Equity Interest. Each Pledgor shall procure that no issuer shall issue any share certificate or replacement share certificate in respect of any of the Pledged Equity Interests without the prior written consent of Secured Party.

(b) Performance of Underlying Obligations. Each Pledgor shall comply with all of its obligations under all constitutional or organizational documents relating to any Pledged Equity Interests.

(c) Consent of Pledge of Pledged Equity Interests. Each Pledgor, in its capacity as controlling owner of its respective Pledged Entities, hereby irrevocably (i) consents to the grant of the security interests herein by all applicable Pledgors described in this Security Agreement, (ii) consents to the transfer or conveyance of the Pledged Equity Interests pursuant to Secured Party’s exercise of its rights and remedies under this Security Agreement or any of the other Transaction Document, at law or in equity, and (iii) agrees that all terms and conditions in the organizational documents of the applicable Pledged Entity applicable to the pledge of any Pledged Equity Interest, the enforcement thereof or the transfer of any Pledged Equity Interest have been satisfied or waived.

(d) Voting of Securities. So long as no Event of Default shall have occurred and be continuing, each Pledgor is entitled to exercise all voting rights pertaining to its respective Pledged Equity Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Required Holders which would be inconsistent with or violate any provision of this Security Agreement or any other Transaction Document. Upon the occurrence and during the continuation of an Event of Default, if Secured Party elects to exercise such right and so notifies the applicable Pledgor, the right to vote any Pledged Equity Interests shall be vested exclusively in Secured Party. To this end, each Pledgor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of such Pledgor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Equity Interests standing in the name of such Pledgor or with respect to which such Pledgor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, is given by way of security to secure the payment and performance of the Secured Obligations and shall continue until the termination of this Security Agreement. Upon such exercise, each Pledgor shall immediately terminate all nominations it may have made in respect of any Pledged Equity Interests and, pending such termination, procure that any person so nominated (i) does not exercise any rights in respect of any Pledged Equity Interests without the prior written approval of Secured Party and (ii) promptly following its receipt, forwards to Secured Party all communications and other information received by it in respect of any Pledged Equity Interests for which it has been so nominated.

(e) Information. Each Pledgor will deliver to Secured Party such information concerning the Pledged Equity Interests and Pledged Entities as Secured Party shall from time to time reasonably request.

4.3 Deposit Accounts, Securities Accounts and Digital Asset Accounts. With respect to any Deposit Account, Securities Account or Digital Asset Account that constitutes Collateral, each Pledgor shall (a) maintain such accounts at the institutions described on Schedule 2, and (b) on or prior to the date hereof, execute and deliver a control agreement in form and substance satisfactory to Secured Party with respect to each such account. No Pledgor has established or maintains any accounts other than those accounts listed on Schedule 2 attached hereto. Without Secured Party’s consent, no Pledgor shall establish or maintain any additional accounts, unless such accounts are Collateral hereunder.

4.4 Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Pledgors, each Pledgor shall promptly execute and deliver all such further instruments and documents and take such further actions as Secured Party may reasonably request (a) to assure Secured Party that its security interests hereunder are perfected with a first priority Lien, subject only to Permitted Liens, (b) to carry out the provisions and purposes of this Security Agreement, including (i) the filing of such financing statements as Secured Party may require, (ii) executing control agreements with respect to the Collateral, in each case naming Secured Party, as Secured Party, in form and substance reasonably satisfactory to Secured Party, (iii) furnishing to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail and (iv) taking all actions required by law in any relevant UCC, or by other law as applicable in any foreign jurisdiction.

4.5 Each Pledgor hereby warrants to Secured Party and covenants and agrees with Secured Party that Secured Party shall not be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral.

5. Undertakings with respect to the Cayman Shares

5.1 Company hereby agrees, promptly upon execution of this Security Agreement, to deliver, or cause to be delivered, to the Secured Party:

(a) duly executed undated share transfer certificates in respect of the Cayman Shares in favour of the Secured Party or its nominee in the form set out in Schedule 4 to this Security Agreement;

(b) all share certificates issued in respect of the Cayman Shares (if any);

(c) an undertaking from each Cayman Subsidiary to register transfers of the applicable Cayman Shares to the Secured Party or its nominee in the form set out in Schedule 5 to this Security Agreement or such other form as is acceptable to the Secured Party;

(d) on or prior to the Initial Closing Date, a certified copy of the register of members (Register of Members) of each Cayman Subsidiary which has been updated to include a notation acknowledging the security interests of the Secured Party created by this Security Agreement;

(e) executed resolutions in the form as set out in Schedule 6 to this Security Agreement and, on or prior to the Initial Closing Date, a copy stamped by the Cayman Islands Registrar of Companies;

(f) a notice of mortgage in respect of each Cayman Subsidiary addressed to the registered office of such Cayman Subsidiary and signed on behalf of the Company, in the form as set out in Schedule 7 to this Security Agreement; and

(g) a letter of undertaking signed on behalf of the registered office of each Cayman Subsidiary, in the form as set out in Schedule 8 to this Security Agreement.

5.2 Company will procure that there shall be no transfer of any Cayman Shares, increase or reduction in the authorized or issued share capital of any Cayman Subsidiary and no appointment of any further directors or officers of any Cayman Subsidiary, in each case, without the prior written consent of the Secured Party and that any further, additional or other shares in such Cayman Subsidiary issued to or held or acquired by the Company whether by way of capitalization of profits, new issue or otherwise shall automatically become part of and shall be included in the definition of Pledged Equity Interests for all purposes hereunder.

5.3 Company will deliver, or cause to be delivered, to the Secured Party immediately upon (subject to Section 5.2) the issue of any further shares by any Cayman Subsidiary, the items listed in Sections 5.1(a) through 5.1(c), 5.1(d) and 5.1(f), in respect of all such shares.

5.4 Company will deliver, or cause to be delivered, to the Secured Party immediately upon (subject to Section 5.2) the appointment of any further director, alternate director or officer of any Cayman Subsidiary an undated, signed letter of resignation from such further director, alternate director or officer in a form acceptable to the Secured Party.

5.5 Company hereby covenants that during the Security Period it will remain the legal and the beneficial owner of the Cayman Shares (subject only to the security interests hereby created) and that it will not:

(a) create or suffer the creation of any security interests (other than those created by this Security Agreement) on or in respect of the whole of any part of the Cayman Shares or any of its interest therein; or

(b) sell, assign, lend, dispose of, transfer or otherwise deal with any of its interest in the Cayman Shares (other than pursuant to this Security Agreement) and in any such case, without the prior written consent of the Secured Party;

(c) do, or permit to be done, any act or thing that would or might depreciate, jeopardize or otherwise prejudice the security held by the Secured Party, or diminish the value of any of the Cayman Shares or the effectiveness of the security created by this Security Agreement; or

(d) propose or vote in favor of any amendment, modification or change to the memorandum and articles of association of any Cayman Subsidiary.

5.6 The Company shall procure that no Cayman Subsidiary shall during the Security Period without the prior written consent of the Secured Party:

(a) issue any share certificate or replacement share certificate in respect of any of the Cayman Shares without the prior written consent of the Secured Party;

(b) at any time during the Security Period, create or permit to subsist any security interest upon the whole or any part of its assets, except as expressly permitted by the Transaction Documents;

(c) register any transfer of the Cayman Shares to any person (except in accordance with the provisions of Section 5.2 of this Security Agreement);

(d) continue its existence under the laws of any jurisdiction other than the Cayman Islands;

(e) do anything which might prejudice its status as an exempted company;

(f) issue, allot or grant warrants or options with respect to any additional shares;

(g) exercise any rights of forfeiture over any of the Cayman Shares; or

(h) purchase, redeem, otherwise acquire, cancel, sub-divide, amalgamate, reclassify or otherwise restructure any of the Cayman Shares.

5.7 Company shall immediately terminate all nominations it may have made in respect of any Cayman Shares and, pending such termination, procure that any person so nominated:

(a) does not exercise any rights in respect of any Cayman Shares without the prior written approval of the Secured Party; and

(b) immediately upon receipt by it, forwards to the Secured Party all communications and other information received by it in respect of any Cayman Shares for which it has been so nominated.

5.8 Company will deliver to the Secured Party immediately upon receipt by the Company copies of all notices of general meetings, proposed unanimous shareholder resolutions of each Cayman Subsidiary (prior to such resolutions being signed by the Company), financial statements and all other materials distributed to, or requiring action by, shareholders of such Cayman Subsidiary from time to time, together with copies of all minutes of meetings of the Directors (or committees of the Directors) of such Cayman Subsidiary, unanimous written resolutions of the Directors (or committees thereof) and all other materials and information distributed by such Cayman Subsidiary to, or requiring action by, such Directors and such other information concerning such Cayman Subsidiary as the Secured Party shall from time to time request.

5.9 Company shall remain liable to perform all the obligations assumed by it in relation to the Cayman Shares and the Secured Party shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Company to perform its obligations in respect thereof.

5.10 Company shall not take, or allow the taking of, any action on its behalf which may result in the rights attaching to, or conferred by, all or any of the Cayman Shares being altered.

6. REMEDIES UPON EVENT OF DEFAULT

6.1 Remedies. Upon the occurrence and during the continuation of any Event of Default, Secured Party may exercise any or all of the following rights and remedies:

(a) Contractual Remedies. Those rights and remedies provided in this Security Agreement, the Securities Purchase Agreement, or any other Transaction Document, provided that this Section 6.1(a) shall not limit any rights or remedies available to Secured Party prior to the occurrence of an Event of Default.

(b) Legal Remedies. Those rights and remedies available to a Secured Party under the UCC (and to the extent permitted by applicable law, whether or not the UCC applies to the affected Collateral) or under any other applicable law (including any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(c) Exclusive Control of Accounts. Notwithstanding anything to the contrary, each applicable Pledgor hereby irrevocably authorizes Secured Party to, upon the occurrence and during the continuance of any Event of Default, deliver a notice of exclusive control (or other similar notices) under the applicable Control Agreement and exercise sole control of any Deposit Account, Securities Account or Digital Asset Account pledged hereunder.

(d) Disposition of Collateral. Without notice except as specifically provided in Section 6.2(c) and without breach of the peace, take possession of, sell, lease, assign, grant an option or options to purchase or otherwise dispose of the Collateral or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Neither Secured Party’s compliance with any applicable state or federal law in the conduct of such sale, nor its disclaimer of any warranties relating to the Collateral, shall be considered to affect the commercial reasonableness of such sale. Each Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

(e) Distributions. Upon the occurrence and during the continuance of an Event of Default, all payments, returns of capital and distributions made to any Pledgor upon or with respect to the Collateral shall be paid or delivered to Secured Party, and each Pledgor agrees to take all such action as Secured Party may deem necessary or appropriate to cause all such payments, returns of capital and distributions to be made to Secured Party and until paid over to Secured Party shall be held in trust by Pledgor for Secured Party. Further, Secured Party shall have the right, at any time upon the occurrence and during the continuance of any Event of Default, to notify and direct any issuer to thereafter make all payments, dividends, returns of capital and any other distributions payable in respect to the Collateral directly to Secured Party. Such issuer shall be fully protected in relying on the written statement of Secured Party that it then holds a security interest which entitles it to receive such payments and distributions. Any and all money and other property paid over to or received by Secured Party hereunder shall be retained by Secured Party as additional collateral hereunder and may be applied in accordance with Section 6.5 hereof.

(f) Transfer of Cayman Shares. Upon the occurrence and during the continuance of an Event of Default, the Secured Party may, in its absolute discretion and without further notice to the Company, complete any undated share transfer forms of all or any part of the Cayman Shares by dating the same and/or inserting its name or the name of its nominee as transferee.

(g) Other Remedies. So long as such rights are exercised by Secured Party in a commercially reasonable manner and in accordance with applicable law, Secured Party may do anything else it may think fit for the realization of the Collateral or incidental to the exercise of any of the rights conferred on Secured Party under or by virtue of any document to which Secured Party is party.

6.2 Pledgors’ Obligations Upon Event of Default. Upon the request of Secured Party on and after the occurrence and during the continuation of an Event of Default:

(a) Assembly of Collateral. Each Pledgor will assemble and make available to Secured Party the Collateral and all records relating thereto at any place or places specified by Secured Party.

(b) Secured Party Access. Each Pledgor will permit Secured Party, by Secured Party’s representatives and agents, to enter any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, without breach of the peace, to take possession of all or any part of the Collateral and to remove all or any part of the Collateral.

(c) Notice of Disposition of Collateral. To the extent such notice may be waived under applicable law, the parties acknowledging that Article 9 of the UCC does not permit such waivers, each Pledgor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to any Pledgor, addressed as set forth in Section 7.8, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. Secured Party shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. Subject to the provisions of applicable law, Secured Party may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, with further notice as required by Article 9 of the UCC, to the extent permitted by law, be made at the time and place to which the sale was postponed, or Secured Party may further postpone such sale by announcement made at such time and place.

(d) Consent to Transfer of Cayman Shares. The Company shall procure that the Cayman Subsidiaries shall irrevocably consent to any transfer of their respective Cayman Shares to the Secured Party or its nominee or any other person pursuant to the exercise of the Secured Party’s rights under this Security Agreement.

6.3 Condition of Collateral; Warranties. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.

6.4 Pledged Equity Interests. Each Pledgor recognizes that, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Secured Party may be compelled, with respect to any sale of all or any part of the Pledged Equity Interests conducted without prior registration or qualification of such Pledged Equity Interests under the Securities Act and/or such state securities laws, to limit purchasers to those who will agree, among other things, to acquire the Pledged Equity Interests for their own account, for investment and not with a view to the distribution or resale thereof. Each such Pledgor acknowledges that any such private sale may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act) and, notwithstanding such circumstances, each such Pledgor agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that Secured Party shall have no obligation to engage in public sales and no obligation to delay the sale of any Pledged Equity Interests for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act or under applicable state securities laws, even if such issuer would, or should, agree to so register it. If Secured Party determines to exercise its right to sell any or all of the Pledged Equity Interests, upon written request, each such Pledgor shall, and shall cause each issuer of any Pledged Equity Interests to be sold hereunder, from time to time to furnish to Secured Party all such information as Secured Party may reasonably request in order to determine the number and nature of interest, shares or other instruments included in the Pledged Equity Interests which may be sold by Secured Party in exempt transactions under the Securities Act and the rules and regulations of the Commission thereunder. In case of any sale of all or any part of the Pledged Equity Interests on credit or for future delivery, such Collateral so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for such assets so sold and in case of any such failure, such Collateral may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon them, may proceed by a suit or suits at law or in equity to foreclose security interests created hereunder and sell such Pledged Equity Interests, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

6.5 Application of Proceeds. Upon the occurrence and during the continuation of any Event of Default, the proceeds of the Collateral at any time received by the Secured Party and any funds or payments received by the Secured Party, when received by the Secured Party in cash or its equivalent, shall be applied by the Secured Party to the payment and satisfaction of the Secured Obligations as follows:

FIRST, to the Secured Party in an amount equal to any reasonable and documented out-of-pocket costs, expenses, indemnities, reimbursements or other amounts (including any interest on any of the foregoing) payable by each Pledgor to the Secured Party in its capacity as such under this Security Agreement, until all such Secured Obligations have been paid in full;

SECOND, to the Secured Parties, pro rata based on the respective amounts then due and owing under the Transaction Documents, until all such Secured Obligations have been paid in full; and

THIRD, after payment in full of all Secured Obligations, to each Pledgor or each Pledgor’s successors or assigns, as their interests may appear, or as a court of competent jurisdiction may direct.

If the proceeds of the Collateral and any other funds or payments received by Secured Party are not sufficient to pay off all the Secured Obligations, Pledgors shall remain liable to Secured Party and the other Secured Parties for any deficiency.

6.6 Power of Attorney. Each Pledgor hereby appoints Secured Party and Secured Party’s designee as its attorney, with power: (a) to endorse such Pledgor’s name on any checks, notes, acceptances, money orders, or other forms of payment or security, in each case constituting Collateral, that come into Secured Party’s possession; (b) to sign such Pledgor’s name on any invoice, bill of lading, warehouse receipt, or other negotiable or non-negotiable document constituting Collateral, on drafts against customers, on assignments of accounts, on notices of assignment, financing statements, and other public records, and to file any such financing statements by electronic means with or without a signature as authorized or required by applicable law or filing procedure; (c) to notify the post office authorities to change the address for delivery of any Pledgor’s mail to an address designated by Secured Party and to receive, open, and process all mail addressed to any Pledgor; provided that Secured Party shall promptly return to the applicable Pledgor all mail unrelated to the Collateral; (d) to send requests for verification of Accounts constituting Collateral of the Company to customers or account debtors; (e) to complete in any Pledgor’s name or Secured Party’s name, any order, sale, or transaction, obtain the necessary documents in connection therewith, and collect the Proceeds thereof; (f) to clear inventory constituting Collateral of the Company through customs in any Pledgor’s name, Secured Party’s name, or the name of Secured Party’s designee, and to sign and deliver to customs officials powers of attorney in any Pledgor’s name for such purpose; (g) to the extent that any Pledgor’s authorization given in Section 2.3 of this Security Agreement is not sufficient, to file such financing statements with respect to this Security Agreement, with or without such Pledgor’s signature, or to file a photocopy of this Security Agreement in substitution for a financing statement, as Secured Party may deem appropriate and to execute in such Pledgor’s name such financing statements and amendments thereto and continuation statements which may require such Pledgor’s signature; and (h) subject to the terms and conditions of this Security Agreement and, if applicable, after Secured Party has determined that any Pledgor has failed to take any action required under the Securities Purchase Agreement, this Security Agreement or any other Transaction Document, to do all things reasonably necessary to carry out the terms and conditions of the Securities Purchase Agreement, this Security Agreement and any other Transaction Document, as applicable. Each Pledgor ratifies and approves all acts of such attorney. None of Secured Party or its attorneys will be liable for any acts or omissions or for any error of judgment or mistake of fact or law except for their willful misconduct, gross negligence, or violation of law as determined by a court of competent jurisdiction in final and non-appealable judgment. This power, being coupled with an interest, is irrevocable, and given by way of security to secure the payment and performance of the Secured Obligations until this Security Agreement is terminated in accordance with Section 7.13. Notwithstanding anything contained in this Section 6.6 or any other provision of this Security Agreement to the contrary, the Secured Party agrees that it will not take any of the foregoing actions pursuant to such power of attorney, as the Pledgors’ agent and attorney-in-fact, except when an Event of Default has occurred and is continuing.

7. GENERAL PROVISIONS.

7.1 Joint and Several Obligations of Pledgors.

(a) Each Pledgor is accepting joint and several liability hereunder with other persons that have executed or will execute a Security Agreement in consideration of the financial accommodation to be provided by the holders of the Secured Obligations, for the mutual benefit, directly and indirectly, of each Pledgor and in consideration of the undertakings of each Pledgor to accept joint and several liability for the Secured Obligations of each of them.

(b) Each Pledgor jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Pledgors with respect to the payment and performance of all of the Secured Obligations, it being the intention of the parties hereto that all the Secured Obligations shall be the joint and several Secured Obligations of each Pledgor without preferences or distinction among them.

7.2 NO RELEASE OF PLEDGORS. THE OBLIGATIONS OF PLEDGORS UNDER THIS SECURITY AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS SHALL NOT BE REDUCED, LIMITED OR TERMINATED, NOR SHALL ANY PLEDGOR BE DISCHARGED FROM ANY OBLIGATION HEREUNDER OR THEREUNDER, FOR ANY REASON WHATSOEVER, INCLUDING ANY OF THE FOLLOWING:

(a) (i) any increase in the principal amount of, or interest rate applicable to, (ii) any extension of the time of payment, observance or performance of, (iii) any other amendment or modification of any of the other terms and provisions of, (iv) any release, composition or settlement (whether by way of acceptance of a plan of reorganization or otherwise) of, (v) any subordination (whether present or future or contractual or otherwise) of, or (vi) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, the Secured Obligations;

(b) (i) any failure to obtain, (ii) any release, composition or settlement of, (iii) any amendment or modification of any of the terms and provisions of, (iv) any subordination of, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of, any Transaction Document;

(c) (i) any failure to obtain or any release of, any failure to protect or preserve, (ii) any release, compromise, settlement or extension of the time of payment of any Secured Obligations constituting, (iii) any failure to perfect or maintain the perfection or priority of any Lien upon, (iv) any subordination of any Lien upon, or (v) any discharge, disallowance, invalidity, illegality, voidness or other unenforceability of any Lien or intended Lien upon, any collateral now or hereafter securing, the Secured Obligations or any other guaranties thereof;

(d) any termination of or change in any relationship between Pledgors and Secured Party or the addition or release of any Pledgor, except with respect to any Pledgor expressly released by Secured Party pursuant to the Transaction Documents or the termination of this Security Agreement;

(e) any exercise of, or any failure or election not to exercise, delay in the exercise of, waiver of, or forbearance of or other indulgence with respect to, any right, remedy or power available to Secured Party, including (i) any election not to or failure to exercise any right of setoff, recoupment or counterclaim, (ii) any election of remedies effected by Secured Party, including the foreclosure upon any real estate constituting collateral, whether or not such election affects the right to obtain a deficiency judgment, and (iii) any election by Secured Party in any proceeding under any Debtor Relief Law; and

(f) ANY OTHER ACT OR FAILURE TO ACT OR ANY OTHER EVENT OR CIRCUMSTANCE THAT (i) VARIES THE RISK OF EQUITY UNDER THIS SECURITY AGREEMENT OR (ii) BUT FOR THE PROVISIONS HEREOF, WOULD, AS A MATTER OF STATUTE OR RULE OF LAW OR EQUITY, OPERATE TO REDUCE, LIMIT OR TERMINATE THE OBLIGATIONS OF PLEDGORS HEREUNDER OR DISCHARGE PLEDGORS FROM ANY OBLIGATION HEREUNDER.

7.3 Subordination of Certain Claims. Any and all rights and claims of Pledgors (other than Company) against Company or its property, arising by reason of any payment by any Pledgor to Secured Party pursuant to the provisions, or in respect, of this Security Agreement shall be subordinate, junior and subject in right of payment to the prior and indefeasible payment in full of all Secured Obligations to Secured Party, and until such time, such Pledgors defer all rights of subrogation, contribution or any similar right and until such time agree not to enforce any such right or remedy Secured Party may now or hereafter have against Company, any endorser or any other Pledgor of all or any part of the Secured Obligations and any right to participate in, or benefit from, any security given to Secured Party to secure any of the Secured Obligations. All Liens and security interests of Pledgors (other than Company), whether now or hereafter arising and howsoever existing, in assets of Company or any assets securing the Secured Obligations shall be and hereby are subordinated to the rights and interests of Secured Party and in those assets until the prior and indefeasible final payment in full of all Secured Obligations to Secured Party. If any amount shall be paid to Pledgors contrary to the provisions of this Section 7.3 at any time when any of the Secured Obligations shall not have been indefeasibly paid in full, such amount shall be held in trust for the benefit of Secured Party and shall forthwith be turned over in kind in the form received to Secured Party (duly endorsed if necessary) to be credited and applied against the Secured Obligations, whether matured or unmatured, in accordance with the terms of the Transaction Documents.

7.4 Waivers; Amendments.

(a) No failure on the part of the Secured Party to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Secured Party of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy and power hereby granted to the Secured Party or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Secured Party from time to time. No notice to or demand on any Pledgor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Secured Party under this Security Agreement shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(b) Neither this Security Agreement nor any provision hereof may be waived, amended or modified except in accordance with Section 5.5 of the Securities Purchase Agreement; provided, however, that no such amendment or modification shall amend, modify or otherwise affect the rights or duties of the Secured Party hereunder without the prior written consent of the Secured Party.

7.5 Secured Party Performance of Pledgors’ Obligations. Without having any obligation to do so, Secured Party may following the occurrence and during the continuance of an Event of Default perform or pay any Secured Obligation which any Pledgor has agreed to perform or pay in this Security Agreement and each Pledgor shall, jointly and severally, reimburse Secured Party for any amounts paid by Secured Party pursuant to this Section 7.5. Each Pledgor’s obligation to reimburse Secured Party pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

7.6 Waiver by Pledgors. Except to the extent expressly otherwise provided herein or in other Transaction Documents and to the fullest extent permitted by applicable law, each Pledgor waives (a) any right to require Secured Party to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party may have; (b) with respect to the Secured Obligations, presentment and demand for payment, protest, notice of protest and nonpayment, notice of intent to accelerate, and notice of acceleration; and (c) all rights of marshaling in respect of any and all of the Collateral.

7.7 Survival. All representations and warranties of each Pledgor contained in this Security Agreement shall survive the execution and delivery of this Security Agreement.

7.8 Notices. All notices and other communications hereunder shall be in writing and shall be delivered, and deemed delivered, in accordance with Section 5.4 of the Securities Purchase Agreement.

7.9 Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

7.10 Successors and Assigns. This Security Agreement and all the rights of the Pledgors hereunder shall not be assigned by any Pledgor. This Security Agreement may be assigned by the Secured Party to a successor Secured Party appointed in accordance with Section 5.24(b) of the Securities Purchase Agreement, and shall, together with the rights and remedies of the Secured Party hereunder, inure to the benefit of the Secured Party (including any successor Secured Party so appointed) for the benefit of the Secured Parties, and their respective permitted successors and assigns. No sales of participations, other sales, assignments, transfers or other dispositions of any agreement governing or instrument evidencing the Secured Obligations or any portion thereof or interest therein shall in any manner affect the security interest granted to the Secured Party hereunder.

7.11 Governing Law; Waiver of Jury Trial, etc. Section 5.9 and Section 5.23 of the Securities Purchase Agreement are incorporated herein by reference as if set forth in full herein mutatis mutandis.

7.12 Headings. The title of and section headings in this Security Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Security Agreement.

7.13 Termination of Security Agreement.

(a) This Security Agreement and the security interests and all related rights and powers granted or created hereunder shall terminate upon indefeasible payment in full of the Secured Obligations (other than contingent indemnification obligations for which no claim has been asserted).

(b) Upon the termination of this Security Agreement as provided in clause (a) above, the Secured Party shall, at any Pledgor’s request and at the Pledgors’ expense, take all reasonable action necessary or appropriate to confirm the termination of all rights, powers and interests under this Security Agreement and the release of the Collateral (to the extent released) from the security interests granted or created hereunder, including, without limitation, the execution and delivery of termination statements and releases and, where appropriate, the return of physical possession and control of such Collateral.

7.14 Reinstatement. This Security Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Pledgor for liquidation or reorganization, should any Pledgor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of a Pledgor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

7.15 FINAL AGREEMENT. THIS SECURITY AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

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signature pages to follow Schedules.

SCHEDULE 1

Pledgor Information and Pledged Entities

Pledgor Legal Name	Pledgor Jurisdiction	Pledged Entity	Pledged Entity Jurisdiction	Certificated (Y/N)	% of Pledged Entity or No. of Shares
DDC Enterprise Limited	Cayman Islands	DDC OpenStudio Limited	Cayman Islands	N	100%
DDC Enterprise Limited	Cayman Islands	Perfect Foods Inc.	Cayman Islands	N	100%
DDC Enterprise Limited	Cayman Islands	Grand Leader Technology Limited	Hong Kong	N	100%
DDC Enterprise Limited	Cayman Islands	DDC US Inc.	Delaware	N	100%
DDC OpenStudio Limited	Cayman Islands	DDC OpenStudio Media Limited	Hong Kong	N	100%
Perfect Foods Inc.	Cayman Islands	Good Foods HK Limited	Hong Kong	N	100%
Grand Leader Technology Limited	Hong Kong	Lin’s Group Limited	Hong Kong	N	51%
DDC US Inc.	Delaware	Cook US LLC	Delaware	N	100%
DDC US Inc.	Delaware	Cook San Francisco, LLC	Delaware	N	100%
DDC US Inc.	Delaware	Yai’s Thai, Inc.	Delaware	N	100%

Schedule 1 to Security Agreement

SCHEDULE 2

SCHEDULE 2A – Deposit Accounts

SCHEDULE 2B – Securities Accounts

SCHEDULE 2C – Digital Asset Accounts

Schedule 2 to Security Agreement

SCHEDULE 3

Excluded Collateral

1.	None.

Schedule 3 to Security Agreement

SCHEDULE 4

[Insert Company name]

(Company)

TRANSFER OF SHARE

__________________________ of ___________________________ (Transferor) for good and valuable consideration paid to me hereby transfers to __________________________ of _______________________ (Transferee) ________________ [number] share[s] in the Company to hold the same unto the Transferee subject to the several conditions on which I hold the same; and the Transferee does hereby agree to take the said shares subject to the conditions aforesaid.

This Transfer of Shares is issued pursuant to a Security Agreement dated _______________, 2025 in favour of _____________________ who are authorised to complete this transfer under the terms thereof.

Dated:

Transferor	Transferee

Schedule 4 to Security Agreement

SCHEDULE 5

Undertakings

[Insert Company Name] (Company) hereby irrevocably and unconditionally UNDERTAKES and COVENANTS with ___________________________________ (Transferee) to:

1.	register all transfers of Shares submitted to the Company for registration by the Transferee or its nominee in the Company’s Register of Members as soon as practical following the submission of such transfers;

2.	to make a notation of the security interests created pursuant to the Security Agreement (as defined below) in the Register of Members of the Company and to promptly provide a certified copy thereof to the Transferee; and

3.	to maintain the Register of Members at all times in the Cayman Islands.

This Undertaking is given pursuant to the security agreement (Security Agreement) dated _____________________2025 among, among others, the Company and the Transferee, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Security Agreement.

IN WITNESS WHEREOF this undertaking has been duly executed and delivered as a deed this ______ day of _________, 2025.

EXECUTED as a DEED for and on behalf	)
of [Insert Company Name] in the presence of:	)
	)	By:
Name:
Position:

Witness signature
Name:
Address:
Occupation:

Schedule 5 to Security Agreement

SCHEDULE 6

Form of Shareholder Resolutions

UNANIMOUS WRITTEN RESOLUTIONS of the SOLE SHAREHOLDER of [Insert Company Name] (Company) passed pursuant to the articles of association of the Company.

Special Resolution

RESOLVED as a Special Resolution that the articles of association of the Company (Articles) be and are hereby amended as follows:

Definitions

Security Interest: any mortgage, charge or other security interest granted by a Member over its shares in the Company which is notified to the Company in writing by the Member or on the Member’s behalf.

Article A [Insert details] [Transfers]:

“Notwithstanding anything stated to the contrary herein, the Directors shall not register a transfer of any Shares which are subject to a Security Interest without the prior written consent of the person to whom the Security Interest is granted and further provided that the Directors shall register [Secured Party] as the Member and any interest of any person, including, without limitation [Secured Party] and any person whom [Secured Party] nominates pursuant to the Security Agreement (the Security Agreement) entered or to be entered into by and among [Secured Party] to whom a Security Interest is granted.

Addition to Article [Insert details] [Non-Recognition of Trusts]:

“Provided that the Company shall recognise any interest of any person, including, without limitation [Secured Party] and any person whom [Secured Party] nominates pursuant to the Security Agreement, to whom a Member grants a Security Interest.”

Addition to Article [Insert details] [Proxy]:

“Notwithstanding anything contained in these Articles, any instrument irrevocably appointing [Secured Party] as a proxy for the purposes of implementing the terms governing such Security Interest following enforcement of the Security Interest granted thereunder (the Secured Party Proxy), shall not require the approval of the Directors as to its form. The instrument appointing the Secured Party Proxy shall be deemed to confer authority to vote the Shares which are subject to the Security Agreement at general meetings of Members of the Company called following an Event of Default pursuant to the Security Agreement and to requisition and convene a meeting or meetings of Members of the Company for the purpose of appointing or confirming the appointment of new Directors of the Company and/or such other matters necessary or desirable for the purpose of enforcing the Security Agreement. Provided that the Directors shall recognise, following written notification to the Company following an Event of Default pursuant to the Security Agreement, any attorney-in-fact or Secured Party Proxy (whether or not irrevocable) validly appointed in respect of any Shares which are subject to a Security Interest to receive notice, attend and vote at any meeting of the Company or by written resolution in place of, and to the exclusion of, the personal rights of the Member who has granted the Secured Party Proxy or power of attorney.”

Schedule 6 to Security Agreement

RESOLVED as an Ordinary Resolution that the registered office service provider be and is hereby instructed, authorised and directed to notify the Registrar of Companies of the Special Resolution so passed and that the amended articles of association be inserted in the Minute Book or other records of the Company.

Date:

DDC ENTERPRISE LIMITED

Schedule 6 to Security Agreement

SCHEDULE 7

Notice of Mortgage

To:	[Insert Name] (Company)

And to:	[Registered office]

Date: ______________, 2025

Dear Sirs

Re: Security Agreement over Shares in the Company

We hereby notify you that pursuant to a Security Agreement dated _________ 2025 made among, among others, DDC ENTERPRISE LIMITED (Pledgor), [Insert Name (the Company) and ANSON INVESTMENTS MASTER FUND L.P., a Cayman Islands exempted limited partnership at all times acting through its general partner, AIMF GP LLC (the Secured Party) (Security Agreement), the Pledgor has granted a security interest over the __________ shares represented by share certificate _______ (Shares) standing in its name in the Company and at any time after the Secured Party notifies you in writing that an Event of Default (as defined in the Security Agreement) has occurred and is continuing you shall take such steps to register the Secured Party or its nominee as the registered holder of the Shares pursuant to the terms of the Security Agreement (as the Secured Party may instruct you in writing).

We hereby instruct you to: (i) make a notation in the Company’s register of members reflecting the security granted over the Shares pursuant to the Security Agreement and to provide a certified copy of such updated register of members to the Secured Party as soon as practicable thereafter; and (ii) make no other transfer of shares in the Company, in accordance with the Security Agreement until said time as (a) the Secured Party has confirmed that the Secured Obligations (as defined in the Security Agreement) have been unconditionally and irrevocably discharged or (b) you receive a certification from the Secured Party that such transfer is permitted by the Securities Purchase Agreement (as defined in the Security Agreement).

Yours faithfully

DDC ENTERPRISE LIMITED

[1]	Name of Cayman subsidiary.
[2]	Name of Cayman subsidiary.

Schedule 7 to Security Agreement

SCHEDULE 8

Registered Office Undertaking

To:	ANSON INVESTMENTS MASTER FUND L.P. (Secured Party)

AIMF GP LLC (General Partner)

[Insert Address]

Date: ________________________

Dear Sirs

We refer to a security agreement (Security Agreement) dated ______________, 2025 made among, among others, DDC ENTERPRISE LIMITED (Pledgor), [Insert Name] (the Company) and ANSON INVESTMENTS MASTER FUND L.P., a Cayman Islands exempted limited partnership at all times acting through its general partner, AIMF GP LLC (Secured Party) (Security Agreement). We irrevocably and unconditionally undertake on receipt of notice in writing from you that an Event of Default (as defined in the Security Agreement) has occurred and is continuing (a) to register you or your nominee as owner of the _________ shares in the Company which have been charged to you by the Pledgor and (b) to register any further transfer of all or any part of the [ ] shares in the Company which have been charged to you by the Pledgor on presentation by you or on your behalf of any such further transfer, together with the appropriate share certificates.

Yours faithfully,

[Insert Name]

By:

Name:

Title:

Schedule 8 to Security Agreement

Executed on the date first above written.

PLEDGORS:

DDC Enterprise Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Director

DDC OpenStudio Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Director

Perfect Foods Inc.

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Director

Grand Leader Technology Limited

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Sole Director

DDC US Inc.

By:	/s/ Norma Chu
Name:	Norma Chu
Title:	Sole Director

Signature Page to Security Agreement

SECURED PARTY:

Anson Investments Master Fund L.P., a Cayman Islands exempted limited partnership acting through its general partner, AIMF GP LLC, a Texas limited liability company

By:
Name:
Title:

Signature Page to Security Agreement